EMPIRE ENERGY CORPORATION INTERNATIONAL

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: July 10, 2012

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Empire exercises its debenture rights to appoint administrator to restructure Great South Land Minerals Ltd

Empire Energy Corporation International (Empire) announced that as the largest secured creditor of Great South Land Minerals Limited, it is exercising its rights under a registered mortgage debenture deed over the assets of Great South Land Minerals Limited (GSLM) - (included as part of this 8K Filing) which was lodged with the Australian Securities and Investment Corporation (ASIC) on the 17th July 2010. On Thursday 21st June 2012, the Board of GSLM took affirmative action to place the company into voluntary administration when a motion to wind up GSLM before the Federal Court was enforced. Empire has made certain commercial arrangements with intent to confirm as soon as practical, the appointment of a receiver and manager to act on its behalf as the largest secured creditor of the company. This will enable Empire to work alongside the Liquidator to restructure GSLM so that it may continue on in its pursuit to search for oil and gas in Tasmania.

The Directors believe that the restructure action is in the best financial interests of the company whilst Empire is presently moving to close transactions to receive additional financing to move its business interests forward.

Contact: Malcolm Bendall

+61 3 6231 3529

Item 11.0 Financial Statements and Exhibits

(d) Exhibits

Exhibit

No.

Description

11.1

GREAT SOUTH LAND MINERALS LIMITED ACN 068 650 386

ASIC FORM 309- NOTIFICATION OF DETAILS OF A CHARGE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: July 10, 2012

By: /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer